Exhibit 8.1

                              LIST OF SUBSIDIARIES
                              --------------------



                                                    JURISDICTION OF
                NAME                                 INCORPORATION
                ----                                 -------------

       E-Cruiter.com USA Inc.                           Delaware

       3451615 Canada Inc.                               Canada

       Paula Allen Holdings Inc.*                       Florida

       OMNIpartners Inc.                                Florida

       RezLogic Inc.                                    Colorado

       6FigureJobs.com, Inc.                            Delaware



  * Doing business under the name Allen And Associates.